Exhibit 99.1
VOLCANO CORPORATION REPORTS 14 PERCENT INCREASE
IN SECOND QUARTER REVENUES; FIRST HALF REVENUES INCREASE 29 PERCENT YEAR-OVER-YEAR
COMPANY ANNOUNCES APPROVAL IN JAPAN OF ITS REVOLUTION CATHETER ON IVG IVUS PLATFORM

     (RANCHO CORDOVA, CA), August 2, 2007—Volcano Corporation (NASDAQ: VOLC), a leading provider of intravascular ultrasound (IVUS) and functional measurement (FM) products designed to enhance the diagnosis and treatment of vascular and structural heart diseases, said today that revenues in the second quarter of 2007 increased 14 percent over those in the second quarter a year ago.
     For the quarter ended June 30, 2007, Volcano reported revenues of $29.6 million compared with revenues of $25.9 million in the second quarter a year ago. The company reported a net loss on a GAAP basis of $3.9 million, or $0.10 per share, compared with a net loss of $4.2 million, or $0.41 per share, in the same period a year ago. Excluding stock-based compensation expense of $1.5 million, Volcano reported a net loss of $2.4 million, or $0.06 per share, in the second quarter of 2007. For the second quarter of 2006, excluding stock-based compensation of $796,000 and a write-off of $1.2 million for deferred debt issuance costs as a result of the company’s initial public offering, Volcano reported a net loss of $2.1 million, or $0.21 per share. Weighted average shares outstanding in the quarter were 38.4 million versus 10.1 million in the second quarter of 2006. The increase reflects the conversion of preferred stock to common stock, the exercise of warrants and the company’s equity offerings in June and December of last year. A reconciliation of the company’s GAAP to non-GAAP results can be found in today’s earnings press release on the company’s website at www.volcanocorp.com.
     “Volcano’s results reflect the continued growth of our IVUS business across all of our geographies during the quarter as IVUS system revenues grew 28 percent and IVUS disposable revenues grew 13 percent year-over-year. Our IVUS disposable activity in Japan was particularly pronounced, where disposable revenues grew 24 percent over the prior year. We are anticipating continued market share penetration in Japan with the recent regulatory approval for the s5i integrated IVUS platform. In addition, as we announced today we have received regulatory approval there for our rotational Revolution catheter on our IVG IVUS platform,” said Scott Huennekens, president and chief executive officer of Volcano.
     “We believe the growth of our IVUS business is the result of several factors. These include the efficacy and ease of integration of our offerings and the increasingly favorable data regarding the use of IVUS with stents, and our ability to capitalize on these trends to foster the increased adoption of IVUS and growth in our share of the IVUS market,” Huennekens continued.

     “At the same time, our operating expenses for the quarter reflect the important investments we are making in our sales and marketing, product development and clinical programs to capitalize on future opportunities in our current and prospective markets,” he added.
     In addition to hitting key regulatory milestones, Huennekens said the company is seeing the release of data demonstrating the value of IVUS in the diagnosis and treatment of vascular disease. “Recent clinical data suggest that the value of IVUS is particularly compelling for stenting, which has been the subject of safety concerns. We believe that as stenting activity rebounds, an increasing number of clinicians will utilize IVUS to facilitate the procedure,” he noted.
     For the first six months of fiscal 2007, Volcano reported revenues of $59.1 million, a 29 percent increase over revenues of $45.7 million in the first six months of 2006.
     The company reported a net loss on a GAAP basis of $2.2 million, or $0.06 per share in the first six months of 2007, compared to a loss of $10.5 million, or $1.24 per share, in the same period a year ago. Excluding stock-based compensation expense of $2.7 million, Volcano reported net income of $545,000, or $0.01 per share, in the first six months of 2007. In the first six months of 2006, the company reported a net loss of $7.8 million, or $0.92 per share, excluding stock-based compensation expense of $1.5 million and a write-off of $1.2 million for deferred debt issuance costs as a result of the company’s initial public offering last year.
Guidance for 2007
     Volcano reconfirmed its guidance for 2007 provided on May 7, 2007. The company expects revenues of approximately $125.0 million. Gross margin for the year is expected to be 60-61 percent. Operating expenses for the year are expected to be 67-69 percent of revenues, as the company intends to continue to accelerate its plan to increase its sales force and to build out its infrastructure to support future growth. The company expects to report a net loss on a GAAP basis of approximately $0.14 per share. Weighted average basic shares outstanding are expected to be approximately 38.8 million at year end. Excluding stock-based compensation, Volcano expects to report net income of approximately $0.04 per diluted share, assuming weighted average diluted shares outstanding at year-end of approximately 41.9 million.
Conference Call
     The company will hold a conference call at 2 p.m., Pacific Daylight Time (5 p.m., Eastern Daylight Time) today. The teleconference can be accessed by calling (913) 981-5546, passcode 3224846, or via the company’s website at www.volcanocorp.com. Please dial in or access the website 10-15 minutes prior to the beginning of the call. A replay of the conference call will be available until August 9, at (719) 457-0820, passcode 3224846, and via the company’s website.

Volcano Corporation
     Volcano Corporation (NASDAQ: VOLC) offers a broad suite of devices designed to facilitate endovascular procedures, enhance the diagnosis of vascular and structural heart diseases and guide optimal therapies. The company’s intravascular ultrasound (IVUS) product line includes ultrasound consoles that can be integrated directly into virtually any modern cath lab. Volcano IVUS offers unique features, including both single-use phased array and rotational IVUS imaging catheters, and advanced functionality options, such as VH™ IVUS tissue characterization. Volcano also provides functional measurement (FM) consoles and single-use pressure and flow guide wires. Currently, more than 2,700 Volcano IVUS and FM systems are installed worldwide, with approximately half of its revenues coming from outside the United States. For more information, visit the company’s website at www.volcanocorp.com.
Use of Non-GAAP Financial Measures
     This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Non-GAAP financial measures provide an indication of our performance before certain charges. Our management believes that in order to properly understand our short-term and long-term financial trends, investors may wish to consider the impact of these charges. These charges result from facts and circumstances that vary in frequency and/or impact on continuing operations. Our management believes that these items should be excluded when comparing our current operating results with those of prior periods as the write-off of deferred debt issuance costs, which resulted from the repayment of certain debt in connection with our initial public offering, will not impact future operating results, and stock-based compensation is a non-cash expense. In addition, our management uses results of operations before certain charges to evaluate the operational performance of the company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
Forward-Looking Statements
     This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release regarding Volcano’s business that are not historical facts may be considered “forward-looking statements,” including statements regarding the company’s financial guidance for 2007, regulatory approvals and the impact of obtaining regulatory approvals, market adoption of the company’s technology, the impact of clinical and other technical data, the safety and efficacy of the company’s products, the success and timing of product development and clinical trial programs, market development and product sales and use. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties, which may cause Volcano’s results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from the results predicted are detailed in the company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the

Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Volcano undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date there were made, or to reflect the occurrence of unanticipated events.
Contact Information:
John Dahldorf
Chief Financial Officer
Volcano Corporation
(916) 638-8008
Or
Neal Rosen
Kalt Rosen Group/Ruder-Finn West
(415) 692-3058

VOLCANO CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	June 30,	December 31
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$52,861	$77,738
Short-term available-for-sale investments	44,009	17,787
Accounts receivable, net	20,581	21,575
Inventories	18,004	13,423
Prepaid expenses and other current assets	2,213	2,208

Total current assets	137,668	132,731
Restricted cash	355	352
Property and equipment, net	11,193	9,333
Intangible assets, net	10,522	11,946
Other non-current assets	661	363

	$160,399	$154,725

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,248	$8,209
Accrued compensation	6,095	5,993
Accrued expenses and other current liabilities	5,553	5,292
Deferred revenues	3,371	2,675
Current maturities of long-term debt	1,467	1,654

Total current liabilities	27,734	23,823
Long-term debt	104	66
Deferred license fee	1,250	1,375
Other	244	279

Total liabilities	29,332	25,543
Stockholders’ equity	131,067	129,182

	$160,399	$154,725

VOLCANO CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended June		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenues	$29,552	$25,863	$59,131	$45,735
Cost of revenues	12,316	11,468	23,181	19,688

Gross profit	17,236	14,395	35,950	26,047
Operating expenses:
Selling, general and administrative	15,682	11,613	28,266	23,258
Research and development	5,716	4,317	10,404	8,870
Amortization of intangibles	776	777	1,562	1,551

Total operating expenses	22,174	16,707	40,232	33,679

Operating loss	(4,938)	(2,312)	(4,282)	(7,632)
Interest expense	(72)	(2,454)	(161)	(3,766)
Interest and other income (expense), net	1,313	589	2,630	880

Loss before provision for income taxes	(3,697)	(4,177)	(1,813)	(10,518)
Provision for income taxes	158	(14)	368	19

Net loss	$(3,855)	$(4,163)	$(2,181)	$(10,537)

Net loss per share — basic and diluted	$(0.10)	$(0.41)	$(0.06)	$(1.24)

Weighted-average shares outstanding — basic and diluted	38,438	10,077	38,202	8,493

VOLCANO CORPORATION
RECONCILIATION OF GAAP AND NON-GAAP OPERATING RESULTS
(in thousands, except per share data)
(Unaudited)

		Three Months Ended June 2007
		Stock-based	Write-off of
		compensation	deferred debt
	GAAP results	expense	issuance costs	Non-GAAP results

Revenues	$29,552	$—	$—	$29,552
Cost of revenues	12,316	(140)	—	12,176

Gross profit	17,236	140	—	17,376
Operating expenses:
Selling, general and administrative	15,682	(1,126)	—	14,556
Research and development	5,716	(217)	—	5,499
Amortization of intangibles	776	—	—	776

Total operating expenses	22,174	(1,343)	—	20,831

Operating loss	(4,938)	1,483	—	(3,455)
Interest expense	(72)	—	—	(72)
Interest and other income (expense), net	1,313	—	—	1,313

Loss before provision for income taxes	(3,697)	1,483	—	(2,214)
Provision for income taxes	158	—	—	158

Net loss	$(3,855)	$1,483	$—	$(2,372)

Net loss per share — basic and diluted	$(0.10)	$0.04	$—	$(0.06)

Weighted-average shares outstanding - basic and diluted	38,438			38,438

		Three Months Ended June 2007
		Stock-based	Write-off of
		compensation	deferred debt
	GAAP results	expense	issuance costs	Non-GAAP results

Revenues	$25,863	$—	$—	$25,863
Cost of revenues	11,468	(68)	—	11,400

Gross profit	14,395	68	—	14,463
Operating expenses:
Selling, general and administrative	11,613	(601)	—	11,012
Research and development	4,317	(127)	—	4,190
Amortization of intangibles	777	—	—	777

Total operating expenses	16,707	(728)	—	15,979

Operating loss	(2,312)	796	—	(1,516)
Interest expense	(2,454)	—	1,246	(1,208)
Interest and other income (expense), net	589	—	—	589

Loss before provision for income taxes	(4,177)	796	1,246	(2,135)
Provision for income taxes	(14)	—	—	(14)

Net loss	$(4,163)	$796	$1,246	$(2,121)

Net loss per share — basic and diluted	$(0.41)	$0.08	$0.12	$(0.21)

Weighted-average shares outstanding - basic and diluted	10,077			10,077

VOLCANO CORPORATION
RECONCILIATION OF GAAP AND NON-GAAP OPERATING RESULTS
(in thousands, except per share data)
(Unaudited)

		Three Months Ended June 2007
		Stock-based	Write-off of
		compensation	deferred debt
	GAAP results	expense	issuance costs	Non-GAAP results

Revenues	$59,131	$—	$—	$59,131
Cost of revenues	23,181	(253)	—	22,928

Gross profit	35,950	253	—	36,203
Operating expenses:
Selling, general and administrative	28,266	(2,049)	—	26,217
Research and development	10,404	(424)	—	9,980
Amortization of intangibles	1,562	—	—	1,562

Total operating expenses	40,232	(2,473)	—	37,759

Operating loss	(4,282)	2,726	—	(1,556)
Interest expense	(161)	—	—	(161)
Interest and other income (expense), net	2,630	—	—	2,630

Income (loss) before provision for income taxes	(1,813)	2,726	—	913
Provision for income taxes	368	—	—	368

Net income (loss)	$(2,181)	$2,726	$—	$545

Net income (loss) per share — basic	$(0.06)	$0.07	$—	$0.01

Net income (loss) per share — diluted	$(0.06)	$0.07	$—	$0.01

Weighted-average shares outstanding — basic	38,202			38,202

Weighted-average shares outstanding — diluted	38,202			41,862

		Three Months Ended June 2007
		Stock-based	Write-off of
		compensation	deferred debt
	GAAP results	expense	issuance costs	Non-GAAP results

Revenues	$45,735	$—	$—	$45,735
Cost of revenues	19,688	(136)	—	19,552

Gross profit	26,047	136	—	26,183
Operating expenses:
Selling, general and administrative	23,258	(1,107)	—	22,151
Research and development	8,870	(242)	—	8,628
Amortization of intangibles	1,551	—	—	1,551

Total operating expenses	33,679	(1,349)	—	32,330

Operating loss	(7,632)	1,485	—	(6,147)
Interest expense	(3,766)	—	1,246	(2,520)
Interest and other income (expense), net	880	—	—	880

Loss before provision for income taxes	(10,518)	1,485	1,246	(7,787)
Provision for income taxes	19	—	—	19

Net loss	$(10,537)	$1,485	$1,246	$(7,806)

Net loss per share — basic and diluted	$(1.24)	$0.17	$0.15	$(0.92)

Weighted-average shares outstanding — basic and diluted	8,493			8,493

Use of Non-GAAP Financial Measures

This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Non-GAAP financial measures provide an indication of our performance before certain charges. Our management believes that in order to properly understand our short-term and long-term financial trends, investors may wish to consider the impact of these charges. These charges result from facts and circumstances that vary in frequency and/or impact on continuing operations. Our management believes that these items should be excluded when comparing our current operating results with those of prior periods as the write-off of deferred debt issuance costs, which resulted from the repayment of certain debt in connection with our initial public offering, will not impact future operating results, and stock-based compensation is a non-cash expense. In addition, our management uses results of operations before certain charges to evaluate the operational performance of the company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.

REVENUE SUMMARY
(in millions)
(Unaudited)

	Q2 ‘07	Q2 ‘06
IVUS Systems:
United States	$3.8	$3.3
Japan	0.6	—
Europe	1.3	1.2
Rest of World	0.6	0.4

Total IVUS Systems	$6.3	$4.9

IVUS Disposables:
United States	$9.4	$8.5
Japan	6.6	5.3
Europe	2.8	2.8
Rest of World	0.5	0.4

Total IVUS Disposables	$19.3	$17.0

FM:
United States	$1.5	$1.6
Japan	0.2	0.4
Europe	1.4	1.1
Rest of World	0.2	0.2

Total FM	$3.3	$3.3

Other	0.7	0.7

Total	$29.6	$25.9